UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-7310	Michigan Consolidated Gas Company	38-0478040
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release of DTE Energy Company dated September 22, 2005
Slide Presentation of DTE Energy Company dated September 27, 2005

Item 7.01. Regulation FD Disclosure.
On September 22, 2005, DTE Energy Company (“DTE Energy”) issued a press release in which it announced Gerard M. Anderson, president of DTE Energy, will speak at the Merrill Lynch Global Power and Gas Leaders Conference in New York at approximately 2 p.m. EDT Tuesday, Sept. 27. For additional information, please see DTE Energy’s press release dated September 22, 2005, attached as Exhibit 99.1. A copy of the slide presentation is furnished as Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     99.1     Press Release of DTE Energy Company dated September 22, 2005.
     99.2     Slide Presentation of DTE Energy Company dated September 27, 2005.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, The Detroit Edison Company’s (“Detroit Edison”) and Michigan Consolidated Gas Company’s (“MichCon”) 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: September 27, 2005

DTE ENERGY COMPANY (Registrant)
/s/ David E. Meador
David E. Meador
Executive Vice President and Chief Financial Officer

DETROIT EDISON COMPANY (Registrant)
/s/ David E. Meador
David E. Meador
Executive Vice President and Chief Financial Officer

MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)
/s/ David E. Meador
David E. Meador
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of DTE Energy Company dated September 22, 2005.

99.2	Slide Presentation of DTE Energy Company dated September 27, 2005.